AMENDED AND RESTATED EXECUTIVE SALARY
                       CONTINUATION AGREEMENT

    THIS AMENDED AND RESTATED AGREEMENT ("Agreement"), made and entered into this 29th day of December, 2006, by and between Union National Community Bank (the "Bank"), a national bank organized and existing under Federal law and Mark D. Gainer, an Executive of the Bank ("Executive").

                            WITNESSETH:
    WHEREAS, The Executive and Bank entered into an Executive
Salary Continuation Agreement dated December 31, 2003; and

    WHEREAS, the parties are entering into this Amended and Restated Agreement to comply with the requirements of Section
409A of the Internal Revenue Code (hereinafter "Section 409A");
and

    WHEREAS, Executive has been and continues to be a valued
Executive of the Bank, and is now serving the Bank as its Chief
Executive Officer; and

    WHEREAS, it is the consensus of the Board of Directors of the Bank (the "Board") that Executive's services to the Bank in the past have been of exceptional merit and have constituted an invaluable contribution to the general welfare of the Bank in bringing the Bank to its present status of operating efficiency and present position in its field of activity; and

    WHEREAS, Executive's experience, knowledge of the affairs of the Bank, reputation, and contacts in the industry are so valuable that assurance of Executive's continued services is essential for the future growth and profits of the Bank and it is in the best interests of the Bank to arrange terms of continued employment for Executive so as to reasonably assure Executive's remaining in the Bank's employment during Executive's lifetime or until the age of retirement; and

    WHEREAS, it is the desire of the Bank that Executive's services be retained as herein provided; and WHEREAS, Executive is willing to continue in the employ of the Bank provided the Bank agrees to pay Executive or Executive's beneficiary(ies), certain benefits in accordance with the terms and conditions hereinafter set forth; and

    WHEREAS, the Bank considers the Executive's Compensation under this Agreement to be reasonable pursuant to 12 C.F.R.
Section 359.4;

    ACCORDINGLY, it is the desire of the Bank and Executive to enter into this Agreement under which the Bank will agree to make certain payments to Executive upon his retirement or to Executive's beneficiary(ies) in the event of Executive's death pursuant to this Agreement;

    FURTHERMORE, it is the intent of the parties hereto that this Agreement be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for Executive. Executive is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan.

    NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained, it is agreed as follows:

I.  EMPLOYMENT

    The Bank agrees to employ Executive in such capacity as the Bank may from time to time determine. Executive will continue in the employ of the Bank in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board.

II. FRINGE BENEFITS

    The salary continuation benefits provided by this Agreement are granted by the Bank as a fringe benefit to Executive and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits except as set forth hereinafter.

III.BENEFIT PROVISIONS
    A.  Definitions
        1.  Accrued Benefit
            a. The accrued benefit will be calculated annually on the Calculation Date. The value of the accrued benefit will remain unchanged until the next Calculation Date.
            b. The accrued benefit is equal to the Formula Benefit based on Average Monthly Earnings, Health Insurance Premiums, and the Increasing Life Annuity. All components are determined as of the Calculation Date.

        2.  Average Monthly Earnings
            a.  Average Monthly Earnings equals one twelfth
                (1/12) of the three year average of Base Annual
                Salary as of the Calculation Date.

            b.  Executive's Base Annual Salary on the
                Calculation Date will be one of the three Base Annual Salary amounts included in the calculation of Average Monthly Earnings. Note: this is the Base Annual Salary on the December 31st Calculation Date, and not the Base Annual Salary that the Board of Directors may have elected to pay Executive for the year subsequent to the Calculation Date.

            c. Base Annual Salary on the two Calculation Dates prior to the current Calculation Date will be used for the other two Base Annual Salary amounts needed for the calculation of Average Monthly Earnings.

        3.  Base Annual Salary

            a. Base Annual Salary is Executive's annual base compensation on applicable Calculation Date; provided, however, that increases in the Base Annual Salary starting from 2005, and thereafter, for the sole purpose of making the calculations contemplated by this Agreement, shall be limited to the lesser of the actual increase in annual base compensation or three percent (3%) of the Base Annual Salary of the previous year.

            b. Base Annual Salary does not include incentive payments of any kind.

            c. Base Annual Salary includes employee elective deferrals under the Company's 401(k) plan and
                Section 125 Cafeteria Plan.

        4.  Calculation Date

            a. The Calculation Date is December 31st of each year of this Agreement.

        5.  Effective Date - The effective date of this
            Agreement is January 1, 2004.

        6.  Formula Benefit

            a.  The Formula Benefit = 70% x Average Monthly
                Earnings

                        + the Heath Insurance Premium
                        - the Increasing Life Annuity.

        7.  Health Insurance Premium

            a. The Health Insurance Premium amount is equal to the estimated monthly premium that a healthy individual would have to pay on the Calculation Date as a self employed person in order to provide health insurance benefits similar to the benefits provided under the Bank's program for its employees, provided, however, the annual increase, if any, shall be limited to the lesser of the actual increase or ten percent (10%) of the Health Insurance Premium of the previous year.

        8.  Increasing Life Annuity

            a. The Increasing Life Annuity is equal to the monthly amount that would be payable beginning on the Calculation Date as a life annuity increasing annually at a rate of three percent (3%) a year based on Executive's account balance on the Calculation Date in the Union National Community Bank 401(k) Profit Sharing Plan attributable to employer contributions.

            b. Account balances attributable to employer contributions to the Union National Community
                Bank 401(k) Profit Sharing Plan include:

                1). account balances attributable to all profit
                    sharing contributions, forfeitures and
                    investment earnings thereon; and

                2). account balances attributable to all
                    matching employer 401(k) plan contributions, forfeitures and investment earnings thereon.

            c. The calculation of the Increasing Life Annuity will be based on the following assumptions:

                1). annual increases -monthly benefit payments
                    will increase three percent (3%) after the first twelve (12) benefit payments have been made. Monthly benefit payments will increase by three percent (3%) thereafter at the end of each subsequent twelve (12) month period, and

                2). discount rate - the discount rate used in
                    the calculation will be the rate specified under Section VII(K) of the Agreement, and

                3). mortality - the mortality table used in the
                    calculation will be the 1983 Group Annuity
                    Mortality Table for Males.

        9. Spouse - Spouse means Michele Gainer, Executive's spouse on the Effective Date.

    B.  Normal Retirement
        1.  Normal Retirement Date - Executive's Normal
            Retirement Date will be January 1, 2017, which is the January 1st that follows his 62nd birthday.
        2.  Normal Retirement Benefit

            a. Executive's Normal Retirement Benefit is the accrued benefit calculated on December 31, 2016.

            b. The benefit is a monthly benefit payable for the life of Executive.

            c. The first benefit payment will be made January 1, 2017; provided, however, that if normal retirement is determined to be a "separation from service" and the Executive is a "specified employee" within the meaning of Section 409A, no payment shall be made until one day after six months from separation from service, at which time such delayed payments shall be accumulated and paid in one lump sum.

            d. The last benefit payment will be made on the first day of the month that Executive dies.

            e. The monthly benefit will increase by three percent (3%) after twelve (12) benefit payments have been made. The benefit will increase thereafter by three percent (3%) at the end of each subsequent twelve (12) month period.

            f. A single lump sum benefit amount will be paid to Spouse, if Executive dies before January 1, 2035. If Spouse predeceases Executive said amount will be paid to his Estate and/or other beneficiaries. The benefit shall be determined in the following manner:

                1).  First, determine the monthly benefit
                     payments that Executive would have received between the date of his death and December
                     31, 2034.

                2). Next, determine the present value of the benefit payments identified in Section III(B)(2)(f)(1) of this Agreement as of the first day of the month following Executive's date of death. The present value will be based on the discount rate specified in Section VII(K) of this Agreement.

                3).  Within sixty (60) days following
                     Executive's death, the Bank will pay to
                     Spouse (or his Estate and/or other
                     beneficiary) a lump sum amount equal to the present value determined under Section
                     III(B)(2)(f)(2) of this Agreement.

                4). This benefit is in addition to any benefit payable under the Group Term Replacement
                     Plan for Certain Officers.

        C.  Late Retirement

            1.  Late Retirement Date - Executive's Late
                Retirement Date will be the first day of the month following Executive's retirement after the January 1 following his 62nd birthday.

            2.  Late Retirement Benefit

                a. Executive's Late Retirement Benefit is the accrued benefit calculated on December 31, 2016 adjusted actuarially to reflect the late retirement date. Benefits payable on Executive's Late Retirement Date shall have an equivalent actuarial value to benefits payable on his Normal Retirement Date.

                b. The benefit is a monthly benefit payable for the life of Executive.

                c. The first benefit payment will be made on Executive's Late Retirement Date; provided, however, that if late retirement is determined to be a "separation from service" and the Executive is a "specified employee" within the meaning of Section 409A, no payment shall be made until one day after six months from separation from service, at which time such delayed payments shall be accumulated and paid in one lump sum.

                d. The last benefit payment will be made on the first day of the month that Executive dies.

                e. The monthly benefit will increase by three percent (3%) after twelve 12 benefit payments have been made. The benefit will increase thereafter by three percent (3%) at the end of each subsequent twelve (12) month period.

                f. A single lump sum benefit amount will be paid to Spouse, if Executive dies before January 1, 2035. If Spouse predeceases Executive said amount will be paid to his Estate and/or other beneficiaries. The benefit shall be determined in the following manner:

                    1).  First, determine the monthly benefit
                         payments that Executive would have
                         received between the date of his death
                         and January 1, 2035.

                    2).  Next, determine the present value of
                         the benefit payments identified in
                         Section III(C)(2)(f)(1) of this
                         Agreement as of the first day of the
                         month following Executive's date of
                         death. The present value will be based
                         on the discount rate specified in
                         Section VII(K) of this Agreement.

                    3).  Within sixty (60) days following
                         Executive's death, the Bank will pay to
                         Spouse (or his Estate and/or other
                         beneficiary) a lump sum amount equal to
                         the present value determined under
                         Section III (B)(2)(f)(2) of this
                         Agreement.

                    4). This benefit is in addition to any
                        benefit payable under the Group Term
                        Replacement Plan for Certain Officers.

        D.  Disability Retirement

            1.  Disability

                a. Disability is defined in accordance with the terms and provisions of Executive's Amended and Restated Employment Agreement by and among Union National Financial Corporation ("Corporation"), the Bank, and Executive dated December 29, 2006.

                b.  Disability Benefit

                    1). Upon Executive's termination of
                        employment due to a Disability as
                        defined in his Employment Agreement and
                        before he attains his Normal Retirement
                        Age, the Bank shall deposit into
                        Executive's Contingent Disability Trust
                        (Appendix A) an amount equal to the
                        accrued liability that is used in the
                        FASB 87 calculations for the plan as of
                        the Calculation Date prior to the date
                        of Disability. Except as provided under
                        Section III(D)(1)(b)(3) of this
                        Agreement, no further benefits shall be
                        payable to the Executive under this
                        Agreement during the period of
                        Disability.

                    2). If Executive attains his Normal
                        Retirement Date while Disabled, no
                        benefits will be paid under this
                        Agreement and this Agreement will
                        terminate.

                    3). If he returns to employment following a
                        period of Disability, Executive's
                        benefit upon a subsequent termination of employment, if any, shall be reduced by amounts payable from the Executive's Contingent Disability Trust in accordance with its terms.

                    4). In the event the FASB 87 contribution or
                        the payments from the disability policy
                        to Executive's Contingent Disability
                        Trust are determined to be deferred
                        compensation pursuant to Section 409A,
                        and any payments made to Executive in
                        connection with a Disability are
                        determined to be because of a
                        "separation from service" and Executive
                        is determined to be a "specified
                        employee," within the meaning of Section
                        409A, no payment shall be made until one day after six months from separation from service, at which time such delayed payments shall be accumulated and paid in one lump sum.

        E.  Pre-Retirement Death

            1.  Benefit Description

                a. A single lump sum benefit amount will be paid to Spouse if Executive should die before the later of his Normal or Late Retirement Date. If Spouse predeceases Executive said amount will be paid to his Estate and/or other beneficiaries. The benefit shall be determined in the following manner:

                    1). First, determine the monthly benefit
                        payments that Executive would have
                        received between his Normal Retirement
                        Date (or Late Retirement Date, if
                        applicable, assuming he retired on his
                        date of death and monthly benefit
                        commenced on the first day of the month
                        following his date of death) and January
                        1, 2035.

                    2). Next, determine the present value of the
                        benefit payments identified in Section
                        III(E)(1)(a)(1) of this Agreement as of
                        the first day of the month following
                        Executive's date of death. The present
                        value will be based on the discount rate specified in Section VII(K) of this Agreement.

                    3). Within sixty (60) days following
                        Executive's death, the Bank will pay to
                        Spouse (or his Estate and/or other
                        beneficiary) a lump sum amount that is
                        equal to the present value as determined under Section III(E)(1)(a)(2) of this Agreement.

                    4). This benefit is in addition to any
                        benefit payable under the Group Term
                        Replacement Plan for Certain Officers.

        F.  Change in Control

            1.  Change in Control Retirement Date

                a.  Executive's Change in Control Retirement
                    Date is the first day of the month following a termination of employment as a result of a Change in Control as defined in Section V of this Agreement.

            2.  Change in Control Retirement Benefit

                a.  Executive's Change in Control Retirement
                    Benefit is the accrued benefit calculated on the December 31st immediately prior to his Change in Control Retirement Date.

                b. The benefit is a monthly benefit payable for the life of Executive.

                c. The first benefit payment will be made on the Change of Control Retirement Date; provided, however, that if retirement under this Section III(F) is determined to be a "separation from service" and the Executive is a "specified employee" within the meaning of Section 409A, no payment shall be made until one day after six months from separation from service, at which time such delayed payments shall be accumulated and paid in one lump sum.

                d. The last benefit payment will be made on the first day of the month that Executive dies.

                e. The monthly benefit will increase by three percent (3%) after twelve (12) benefit payments have been made. The benefit will increase thereafter by three percent (3%) at the end of each subsequent twelve (12) month period.

                f. A single lump sum benefit amount will be paid to Spouse if Executive dies before January 1, 2035. If Spouse predeceases Executive said amount will be paid to his Estate and/or other beneficiaries. The benefit shall be determined in the following manner:

                    1). First, determine the monthly benefit
                        payments that Executive would have
                        received between his date of his death
                        and January 1, 2035.

                    2). Next, determine the present value of the
                        benefit payments identified in Section
                        III (F)(2)(f)(1) of this Agreement as of the first day of the month following Executive's date of death. The present value will be based on the discount rate specified in Section VII(K) of this Agreement.

                    3). Within sixty (60) days following
                        Executive's death, the Bank will pay to
                        Spouse (or his Estate and/or other
                        beneficiary) a lump sum amount that is
                        equal to the present value as determined under Section III(F)(2)(f)(2) of this Agreement above.

                    4). This benefit is in addition to any
                        benefit payable under the Group Term
                        Replacement Plan for Certain Officers.

        G.  Termination of Employment

            1.  Definition

                a. Executive shall be entitled to a benefit under this Agreement if he terminates employment before age 62 for any reason other than Death, Disability, or Change in Control.

            2.  Termination Benefit

                a. The benefit amount will be calculated in the following manner:

                  Benefit = Vesting Percentage x Accrued Benefit

                b. Vesting Percentage - the vesting percentage will be based on the chart below:

Year of Termination       Vesting Percentage
___________________       __________________
     2004                         0%
     2005                         0%
     2006                         0%
     2007                         0%
     2008                        60%
     2009                        60%
     2010                        60%
     2011                        80%
     2012                        80%
     2013                        80%
     2014                        80%
     2015                        88%
     2016                        95%
     2017                       100%

                c. The initial benefit payment will be equal to the Benefit as calculated above in Section III(G)(2)(a) multiplied by (1.03)n where n = 2016 - the year of Executive's employment termination.

                d. The benefit is a monthly benefit payable for the life of Executive. Benefit payments will begin on January 1, 2017; provided, however, that if the termination of employment is determined to be a "separation from service" and the Executive is a "specified employee" within the meaning of Section 409A, no payment shall be made until one day after six months from separation from service, at which time such delayed payments shall be accumulated and paid in one lump sum.

                e.  Monthly benefits will increase by three
                    percent (3%) on each January 1st after 2017.

                f. A single lump sum benefit amount will be paid to Spouse if Executive dies before January 1, 2035. If Spouse predeceases Executive said amount will be paid to his Estate and/or other beneficiaries. The benefit shall be determined in the following manner:

                    1) First, determine the monthly benefit
                       payments that Executive would have
                       received between his date of death and
                       January 1, 2035.

                    2) Next, determine the present value of the
                       benefit payments identified in Section
                       III(G)(2)(f)(1) of this Agreement as of
                       the first day of the month following
                       Executive's date of death. The present
                       value will be based on the discount rate specified in Section VII(K) of this Agreement.

                    3) Within sixty (60) days following
                       Executive's death, the Bank will pay to
                       Spouse (or his Estate and/or other
                       beneficiary) a lump sum amount equal to
                       the present value determined under
                       Section III (G)(2)(f)(2) of this
                       Agreement.

                    4) This benefit is in addition to any
                       benefit payable under the Group Term
                       Replacement Plan for Certain Officers.

        H.  Long Term Care

            1.  Acquisition of Insurance Protection

                a. The Bank shall purchase on or before the Effective Date a Long Term Care insurance policy that will provide benefits to Executive and/or his Spouse in the event either or both should require long term care on or after the Effective Date.

                b. The specific terms and conditions of the long term care benefits payable under this Section will be specified in the Long Term Care insurance policy which will be attached to this Agreement as an [Appendix B].


            2.  Long Term Care Benefit for Executive

                a. The amount of benefit that will be acquired for Executive is summarized below.

                    1). A benefit of $200 a day will be paid to
                        Executive if he should have a need for
                        long term care on or after the Effective
                        Date.


                    2). The insured benefit payment amount will
                        increase five percent (5%) a year, with
                        the first increase to occur effective
                        January 1, 2005.

                    3). Benefits in pay status will also
                        increase five percent (5%) on each
                        January 1st following benefit
                        commencement.

            3.  Long Term Care Benefit for Spouse

                a. The amount of benefit that will be acquired for Spouse is summarized below.

                    1). A benefit of $150 a day will be paid to
                        Spouse if she should have a need for
                        long term care on or after the Effective
                        Date.

                    2). The insured benefit payment amount will
                        increase five percent (5%) a year, with
                        the first increase to occur effective
                        January 1, 2005.

                    3). Benefits in pay status will also
                        increase five percent (5%) on each
                        January 1st following benefit
                        commencement.

           4.  Insurance Premiums

               a. The Bank will acquire a policy that provides for the payment of ten (10) annual premiums with the first premium due January 1, 2004.

               b. The Bank is responsible for the payment of all premiums unless Executive terminates employment on or after January 1, 2010 or for other than Normal Retirement, Late Retirement, Disability Retirement, Death, or Change in Control Retirement.

               c. Executive may elect to assume responsibility for the payment of the remainder of the premiums if Executive terminates employment before January 1, 2010 or for any reason other than Normal Retirement, Late Retirement, Disability Retirement, Death, or Change in Control Retirement.

IV.  BENEFIT ACCOUNTING

     The Bank shall account for this benefit using the regulatory accounting principles of the Bank's primary federal regulator. The Bank shall establish an accrued liability retirement account for Executive into which appropriate reserves shall be accrued.

V.  CHANGE OF CONTROL

    As used in this Agreement, "a Change in Control" (other than one occurring by reason of an acquisition of the Company by Executive) shall be deemed to have occurred if the Board of Directors of Corporation or Bank certifies on an objective basis that one of the following has occurred:

    A. a sale or other transfer of ownership of forty percent (40%) or more of the total gross fair market value of the assets of Corporation and Bank to any individual, corporation, partnership, trust, or other entity or organization (a "Person") or group of Persons acting in concert as a partnership or other group, other than a Person controlling, controlled by, or under common control with Corporation or Bank;

    B. any Person or group of Persons acting in concert as a partnership or other group, other than a Person controlling, controlled by, or under common control with Corporation or Bank, acquires ownership of stock in Corporation, that together with stock held by such Person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Corporation, provided such Person or group did not own more than 50 percent of the total fair market value or total voting power of the stock of Corporation prior to such acquisition; or

    C. the replacement of a majority of members of Corporation's Board of Directors over any period of one year or less by directors whose appointment or election is not endorsed by a majority of the members of the Corporation's Board of Directors prior to the date of the appointment or election.

VI.  RESTRICTIONS ON FUNDING

     The Bank shall have no obligation to set aside, earmark, or entrust any fund or money in order to pay its obligations under this Agreement. Executive, their beneficiary(ies), or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

     The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Executive be deemed to have any lien, right, title or interest in any specific funding investment or assets of the Bank.

     If the Bank elects to invest in a life insurance, disability or annuity policy on the life of Executive, then
     Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

     All purchases of insurance are subject to and must comply with any requirement of Section 402 of GLBA as determined by the SEC. The Bank may rely on an opinion of counsel in absence of any written guidance by the Securities and Exchange Commission or case law.

VII. MISCELLANEOUS

     A.  Alienability and Assignment Prohibition:

         Neither Executive, nor Executive's surviving spouse, nor any other beneficiary(ies) under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by Executive or Executive's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

     B.  Assignment:

         This Agreement shall be assignable by Bank to their successors and affiliates.

     C.  Amendment or Revocation:

         It is agreed by and between the parties hereto that, during the lifetime of Executive, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of Executive and the Bank.

     D.  Gender:

         Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

     E.  Effect on Other Bank Benefit Plans:

         Nothing contained in this Agreement shall affect the right of Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

     F.  Headings:

         Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

     G.  Applicable Law:

         The validity and interpretation of this Agreement shall be governed by the laws of the State of Pennsylvania, without regard to its conflicts of law principles;

         provided that this Agreement shall be interpreted as is minimally required to qualify any payment hereunder as not triggering any tax or penalty on the Executive or the Bank pursuant to Section 409A. The provisions of this Agreement shall be construed consistent with
         Section 409A, the applicable Treasury Regulations and other official guidance promulgated thereunder so as not to give rise to any violation of such section.

     H.  12 U.S.C. Section 1828(k):

         Although the Bank considers the Executive's
         Compensation under this Agreement to be reasonable, any payments made to Executive pursuant to this Agreement, or otherwise, may be subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) or any regulations promulgated thereunder.

     I.  Partial Invalidity:

         If any term, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and this Agreement shall remain in full force and effect notwithstanding such partial invalidity.

     J.  Not a Contract of Employment:

         This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Bank to discharge Executive, or restrict the right of Executive to terminate employment.

     K.  Present Value:

         All present value calculations under this Agreement shall be based on the following discount rate:

         Discount Rate:    The discount rate as used in the FASB
                           87 calculations.

         Mortality Table:  For Executive - the 1983 Group
                           Annuity Mortality Table for Males

                           For Spouse - the 1983 Group Annuity
                           Mortality table for Females

VIII.  NAMED FIDUCIARY AND PLAN ADMINISTRATOR

       The "Named Fiduciary and Plan Administrator" of this Agreement shall be the Vice President, Human Resources for the Bank until his or her resignation or removal by the Board. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of Agreement. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of Agreement including the employment of advisors and the delegation of ministerial duties to qualified individuals.

IX.    CLAIMS PROCEDURE AND ARBITRATION

       In the event a dispute arises over benefits under this Agreement and benefits are not paid to Executive and such claimant feels he or she is entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty
       (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimant if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the aforesaid sixty-day period.

       If a claimant desires a second review he or she shall notify the Named Fiduciary and Plan Administrator in writing within sixty (60) days of the first claim denial. Claimant may review this Agreement or any documents relating thereto and submit any written issues and comments he or she may feel appropriate. In their sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Agreement upon which the decision is based.

       If a claimant continues to dispute the benefit denial based upon completed performance of this Executive or the meaning and effect of the terms and conditions thereof, then the claimant may submit the dispute to an arbitrator for final arbitration. Any controversy, claim or dispute between the parties concerning this Agreement or the breach thereof shall be finally settled by arbitration in Lancaster County, Pennsylvania pursuant to the rules of the American Arbitration Association regarding employment disputes. In such instances, it is agreed that the dispute shall be submitted to final and binding arbitration by one arbitrator; provided, however, that either party may request that there be three arbitrators, in which case each party shall select one arbitrator, and the two arbitrators so selected shall select a third. All costs of arbitration (other than the costs of a party's own witnesses and professional advisors) shall be paid by the nonprevailing party. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted to it for determination.

       Where a dispute arises as to the Bank's discharge of Executive "for cause," such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

X.  TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF
    CHANGES IN THE LAW, RULES OR REGULATIONS

    The Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Agreement, then the Bank reserves the right to terminate or modify this Agreement accordingly. Upon a Change of Control (Paragraph V), this paragraph shall become null and void effective immediately upon said Change of Control.

XI. DEATH OF EXECUTIVE

    Notwithstanding anything herein to the contrary, this Agreement shall terminate upon the death of Executive and the full and complete payment of all benefits provided for under this Agreement.

          (THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK)

    IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first date set forth hereinabove, and that, upon execution, each has received a conforming copy.

ATTEST:                            Union National Community Bank
                                   Lancaster, Pennsylvania

/s/ Donna J. Stoudt                By:/s/ James R. Godfrey
________________________              __________________________
                                       James R. Godfrey,
                                       Director and Chairman of
                                       Compensation Committee
WITNESS:

/s/ Donna J. Stoudt                   /s/ Mark D. Gainer
________________________              __________________________
                                      Mark D. Gainer